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                                                                      EXHIBIT 11

                         TRANSCEND THERAPEUTICS, INC.
                      COMPUTATION OF EARNINGS PER SHARE




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

                                                              June 30, 1997             1996               1995             1994
                                                           ---------------------------------------------------------------------
Proforma common stock outstanding beginning of year                 763,306          763,306            759,134           44,109
Issuance of cheap stock                                           1,918,127        1,918,127          1,918,127        1,918,127
Weighted average common stock issued during the period                                                    4,172          715,025
Weighted average common stock issued from conversion
  of preferred stock to common stock, net                         1,300,000        1,300,000          1,300,000        1,300,000
                                                           ---------------------------------------------------------------------
Weighted average common shares outstanding                        3,981,433        3,981,433          3,981,433        3,977,261
                                                           =====================================================================
Net income (loss)                                                $1,438,528      $(4,126,930)       $(4,449,987)     $(3,602,892)
Accretion of Redeemable Non-convertible Preferred Stock            (118,667)      (5,080,496)        (1,481,088)      (1,110,816)
                                                           ---------------------------------------------------------------------
Net income (loss) to common stockholders                         $1,319,861      $(9,207,426)       $(5,931,075)     $(4,713,708)
                                                           ---------------------------------------------------------------------
Proforma net income (loss) per common share                           $0.33           $(2.31)

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